EXECUTION VERSION

Dated 10 May 2023

SECOND SUBSCRIPTION AGREEMENT in respect of the issuance of $34,500,000 senior secured loan notes due 2026
Between

BABYLON GROUP HOLDINGS LIMITED
(as Issuer 2)

and

ALBACORE PARTNERS III INVESTMENT HOLDINGS DESIGNATED ACTIVITY COMPANY
ALBACORE PARTNERS II INVESTMENT HOLDINGS D DESIGNATED ACTIVITY COMPANY
ALBACORE STRATEGIC INVESTMENTS LP
VITALITY (IRELAND) FINANCING DESIGNATED ACTIVITY COMPANY
(as New Bridge Noteholders)

KIRKLAND & ELLIS INTERNATIONAL LLP
30 St. Mary Axe
London EC3A 8AF
Tel: +44 (0)20 7469 2000
Fax: +44 (0)20 7469 2001
www.kirkland.com

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TABLE OF CONTENTS

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THIS AGREEMENT is dated 10 May 2023.
BETWEEN:
(1)BABYLON GROUP HOLDINGS LIMITED, a limited liability company incorporated in the United Kingdom with company number 14707874 and with its registered office at 1 Knightsbridge Green, London, England, SW1X 7QA ("Issuer 2");
(2)THE ENTITIES listed in Schedule 1 (The New Bridge Noteholders) as initial subscribers (the "New Bridge Noteholders"); and
(3)KROLL TRUSTEE SERVICES LIMITED as Trustee (in its capacity as the "Trustee").
WHEREAS:
(A)On 9 March 2023, the Original Bridge Noteholders agreed to subscribe for US$34,500,000 senior secured notes to be issued by Babylon Holdings Limited (the "Issuer") (the "Original Bridge Notes"). The Original Bridge Notes were issued and constituted pursuant to a loan note facility agreement dated 9 March 2023 between, among others, the Issuer and the Original Bridge Noteholders (as amended from time to time) (the "Original Loan Note Facility Agreement").
(B)The New Bridge Noteholders have agreed to subscribe for US$34,500,000 senior secured notes to be issued by Issuer 2 (the "New Bridge Notes") and to be issued and constituted pursuant to the Original Loan Note Facility Agreement as amended and restated by an amendment and restatement agreement dated on or about the date hereof ("the Amendment and Restatement Agreement") entered into between, among others, the Issuer, Issuer 2 and the New Bridge Noteholders in substantially the form set out in Schedule 4 (Amended and Restated Loan Note Facility Agreement) (the "Amended and Restated Loan Note Facility Agreement").
(C)The parties have entered into this Agreement in order to set out the terms of such subscription.
IT IS AGREED as follows:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
Capitalised terms used but not otherwise defined in this Agreement have the meanings set out in the Amended and Restated Loan Note Facility Agreement.
"Second Closing Date" means the date on which each of the initial conditions precedent in respect of the Tranche 4 Commitment Amount Payment required pursuant to Clause 5.1 (Initial Conditions Precedent in respect of the Tranche 4 Commitment Amount Payment) have been delivered to the satisfaction of the New Bridge Noteholders (acting reasonably) or waived by the New Bridge Noteholders.
"Subscription Request" means a notice substantially in the relevant form set out in Schedule 3 (Subscription Request).

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1.2Construction
The interpretation provisions set out in clause 1 (Interpretation) of the Amended and Restated Loan Note Facility Agreement shall apply to this Agreement, mutatis mutandis.
1.3Third party rights
No person has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.
2.PURCHASE OF THE NEW BRIDGE NOTES
(a)On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein:
(i)Issuer 2 agrees to issue and sell to each New Bridge Noteholder, severally and not jointly; and
(ii)each New Bridge Noteholder agrees to subscribe for and to purchase, severally and not jointly, the aggregate principal amount of New Bridge Notes set forth opposite such New Bridge Noteholder's name in Schedule 1 (The New Bridge Noteholders) at a price equal to 100.00% (subject to any applicable original issue discount to be applied under the Fee Letter pursuant to Clause 19.3 (OID) of the Amended and Restated Loan Note Facility Agreement) of the principal amount of the New Bridge Notes.
(b)The New Bridge Notes are to be subscribed for and purchased in three separate tranches in the following amounts:
(i)a US$5,750,000 first tranche (the "Tranche 4 Commitment Amount Payment");
(ii)a US$11,500,000 second tranche (the "Tranche 5 Commitment Amount Payment"); and
(iii)a US$17,250,000 third tranche (the "Tranche 6 Commitment Amount Payment" and, together with the Tranche 5 Commitment Amount, the "Subsequent Commitment Amount Payments").
3.PAYMENT AND DELIVERY
3.1The Tranche 4 Commitment Amount Payment
(a)Subject to Clause 5.1 below, the Tranche 4 Commitment Amount Payment by the New Bridge Noteholders shall be paid to Issuer 2 and the relevant tranche of New Bridge Notes shall be issued and sold by Issuer 2 on the issue date set out in a duly completed Subscription Request delivered by Issuer 2 to the Trustee, which must be no earlier than the Second Closing Date and no later than 12 May 2023 (such date being the "Tranche 4 Payment Date") provided that Issuer 2 has delivered that duly completed Subscription Request to the Trustee not later than 11.59a.m. at least two (2) Business Days prior to the Tranche 4 Payment Date.
(b)The Tranche 4 Commitment Amount Payment shall be made by wire transfer from the New Bridge Noteholders to Issuer 2 in immediately available funds

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in US Dollars to the account or accounts specified in the relevant Subscription Request (which may be an account of one or more of the wholly owned subsidiaries of Issuer 2) (the "Specified Account").
3.2The Subsequent Commitment Amount Payments
(a)Subject to Clause 5.2 below, each Subsequent Commitment Amount Payment by the New Bridge Noteholders shall be paid to Issuer 2 and the relevant tranche of the New Bridge Notes shall be issued and sold by Issuer 2:
(i)in respect of the Tranche 5 Commitment Amount Payment, on the issue date set out in a duly completed Subscription Request delivered by Issuer 2 to the Trustee, which must be no earlier than 19 May 2023 and no later than 16 June 2023 (the "Tranche 5 Payment Date") provided that Issuer 2 has delivered that duly completed Subscription Request to the Trustee not later than 9 a.m. at least five (5) Business Days prior to the Tranche 5 Payment Date; and
(ii)in respect of the Tranche 6 Commitment Amount Payment, on the issue date set out in a duly completed Subscription Request delivered by Issuer 2 to the Trustee, which must be on such date as agreed between Issuer 2 and the New Bridge Noteholders and, in any case, no earlier than 9 June 2023 (the "Tranche 6 Payment Date" and, together with the Tranche 5 Payment Date, the "Subsequent Payment Dates") provided that Issuer 2 has delivered that duly completed Subscription Request to the Trustee not later than 9 a.m. at least five (5) Business Days prior to the Tranche 6 Payment Date.
(b)Each Subsequent Commitment Amount Payment shall be paid into the Specified Account.
3.3Completion of a Subscription Request for the New Bridge Notes
(a)Each Subscription Request for a tranche of New Bridge Notes is irrevocable and will only be regarded as having been duly completed if:
(i)it identifies the tranche under which the New Bridge Notes will be issued;
(ii)the proposed date of issue is a Business Day;
(iii)the currency is US Dollars and the amount of the New Bridge Notes complies with paragraph (b) of Clause 2 (Purchase of the New Bridge Notes);
(iv)in respect of any Subscription Request for the Tranche 5 Notes, it appends a reasonably detailed summary of the use of proceeds of the Tranche 4 Commitment Amount Payment; and
(v)in respect of any Subscription Request for the Tranche 6 Notes, it appends a reasonably detailed summary of the use of proceeds of each of the Tranche 4 Commitment Amount Payment and the Tranche 5 Commitment Amount Payment.
(b)Only one tranche of the New Bridge Notes may be requested in each Subscription Request.

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4.REPRESENTATIONS
Issuer 2 makes each of the representations and warranties set out in clause 11 (Representations and Warranties) of the Amended and Restated Loan Note Facility Agreement at the times specified in clause 11 (Representations and Warranties) of the Amended and Restated Loan Note Facility Agreement, by reference to the facts and circumstances existing on such dates.
5.CONDITIONS PRECEDENT
5.1Initial Conditions Precedent in respect of the Tranche 4 Commitment Amount Payment
The several obligations of the New Bridge Noteholders to make the Tranche 4 Commitment Amount Payment on the Tranche 4 Payment Date are subject to the following conditions having been satisfied or waived:
(a)within four (4) Business Days of the date of the Effective Date (as defined in the Amendment and Restatement Agreement), the Issuer has:
(i)published on the website of the Group an announcement in relation to the financing under the Amended and Restated Loan Note Facility Agreement in form and substance satisfactory to the Majority Noteholders (acting reasonably);
(ii)has reported the entry into the Amended and Restated Loan Note Facility Agreement and the transactions contemplated thereunder in a Current Report on Form 8-K filed with the Securities and Exchange Commission in form satisfactory to the Majority Noteholders;
(b)the Trustee and the New Bridge Noteholders have received (or waived the requirement to receive) all of the documents and other evidence set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Trustee (acting on the instructions of the New Bridge Noteholders); and
(c)on the date of this Agreement and the Tranche 4 Payment Date:
(i)each of the representations and warranties to be made pursuant to Clause 4 (Representations) on the Tranche 4 Payment Date is true in all material respects (except that any representations and warranties already qualified by materiality in clause 11 (Representations and Warranties) of the Amended and Restated Loan Note Facility Agreement shall be true in all respects);
(ii)no Default has occurred or would result from the issuance of the New Bridge Notes; and
(d)it has not, after the date of this Agreement, become unlawful for a New Bridge Noteholder to subscribe for or purchase any New Bridge Note provided that such illegality alone will not affect the obligations of any other New Bridge Noteholder to subscribe for or purchase any New Bridge Note in accordance with this Agreement.
5.2Conditions Precedent to the Subsequent Commitment Amount Payments
Subject to Clause 5.1 (Initial Conditions Precedent in respect of the Tranche 4 Commitment Amount Payment), the New Bridge Noteholders will only be obliged to comply with Clause 3.2 (The Subsequent Commitment Amount Payments) in respect

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of the Subsequent Commitment Amount Payments if, on each of the respective Subsequent Payment Dates the following conditions have been satisfied or waived:
(a)in respect of the Tranche 5 Commitment Amount Payment, the Tranche 4 Commitment Amount Payment has been made in full (except to the extent that any Bridge Noteholder has defaulted in its obligations to pay all or any part of the Tranche 4 Commitment Amount Payment or any Bridge Noteholder has not made the Tranche 4 Commitment Amount Payment as a result of the operation of paragraph (d) of Clause 5.1 (Initial Conditions Precedent in respect of the Tranche 4 Commitment Amount Payment) above); and
(b)in respect of the Tranche 6 Commitment Amount Payment:
(i)each of the Tranche 4 Commitment Amount Payment and the Tranche 5 Commitment Amount Payment has been made in full (except to the extent that any Bridge Noteholder has defaulted in its obligations to pay all or any part of the Tranche 4 Commitment Amount Payment and/or the Tranche 5 Commitment Amount Payment or any Bridge Noteholder has not made the Tranche 4 Commitment Amount Payment as a result of the operation of paragraph (d) of Clause 5.1 (Initial Conditions Precedent in respect of the Tranche 4 Commitment Amount Payment) above); and
(ii)each of the New Bridge Noteholders: (x) has received all necessary investment committee and other internal approvals; and (y) is satisfied that any other conditions to the issue of the Tranche 6 Notes which it may require have been satisfied in form and substance satisfactory to to the Majority New Bridge Noteholders, and, in each case, the conditions in paragraphs (c) and 5.1(d) of Clause 5.1 (Initial Conditions Precedent in respect of the Tranche 4 Commitment Amount Payment) are satisfied in all respects on each Subsequent Payment Date (and, for the avoidance of doubt, for such purposes, any reference to the date of this Agreement and the Tranche 4 Payment Date in paragraphs (c) and 5.1(d) of Clause 5.1 shall be deemed to be replaced by the Tranche 5 Payment Date or Tranche 6 Payment Date, as applicable).
6.PARTIAL INVALIDITY
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
7.REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any New Bridge Noteholder, any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement. No election to affirm this Agreement on the part of any New Bridge Noteholder shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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8.COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
9.GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection therewith are governed by English law.
10.ENFORCEMENT
(a)The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection therewith) (a "Dispute").
(b)The parties to this Agreement agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly will not argue to the contrary.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
The New Bridge Noteholders

Name	Subscription Amount ($)
ALBACORE PARTNERS III INVESTMENT HOLDINGS DESIGNATED ACTIVITY COMPANY	$14,280,553.66
ALBACORE PARTNERS II INVESTMENT HOLDINGS D DESIGNATED ACTIVITY COMPANY	$7,265,496.25
ALBACORE STRATEGIC INVESTMENTS LP	$626,337.97
VITALITY (IRELAND) FINANCING DESIGNATED ACTIVITY COMPANY	$12,327,612.13
Total	$34,500,000

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Schedule 2
Conditions Precedent
1.Original Obligors
(a)A copy of the constitutional documents and/or registry extracts (as applicable) of each Original Obligor (including a copy of any consents issued by the Jersey Financial Services Commission pursuant to the Control of Borrowing (Jersey) Order 1958 in respect of the Issuer) or, if the Trustee already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Trustee’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
(b)A copy of a resolution of the board of directors, board of managers, member or other equivalent governing body and/or the shareholders of each Original Obligor (in each case to the extent required by law):
(i)approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party;
(ii)authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and
(iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Selection Notice) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party.
(c)A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above (or otherwise being generally authorised to represent the relevant Original Obligor), in each case to the extent such person will execute a Transaction Document.
(d)A certificate of an authorised signatory of the relevant Original Obligor:
(i)confirming that issuance and/or guarantee by that Original Obligor of the New Bridge Notes (as applicable) would not breach any borrowing, guarantee or similar limit binding on that Original Obligor (in each case subject to any limitations set out in the Transaction Documents); and
(ii)certifying that each copy document relating to it and specified in paragraphs (a) to (c) as being delivered by it is correct, complete and (to the extent executed) in full force and effect as at a date no earlier than the date of this Agreement.
2.Transaction Documents
A copy of each of the following in agreed form, duly executed by the Original Obligors party to them:
(a)the amendment and restatement agreement pursuant to which the Amended and Restated Loan Note Facility Agreement is amended and restated;
(b)this Agreement;
(c)an agreed form supplemental deed poll to amend the Existing Notes;

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(d)the fee letter referred to in paragraph (b) of the definition of "Fee Letter" in the Amended and Restated Loan Note Facility Agreement; and
(e)the Transaction Security Documents listed in the table below:

Name of party to Security Document	Security Document	Governing law of Security Document
Babylon Holdings Limited	Supplemental security agreement over the Issuer’s Jersey situated intangible moveable property	Jersey
Babylon Holdings Limited	Supplemental debenture creating fixed and floating security over all assets (including its shares in Babylon Group Holdings Limited, Babylon International Limited and any of its Subsidiaries)	England
Babylon Group Holdings Limited	Supplemental debenture creating fixed and floating security over all assets (including its shares in Issuer 2 and Babylon Healthcare Services Limited)	England
Babylon Group Holdings Limited	Supplemental charge over its shares in Babylon Inc.	New York
Babylon Partners Limited	Supplemental debenture creating fixed and floating security over all assets	England
Babylon Inc. and Babylon Healthcare Inc.	Supplemental security agreement creating fixed and floating security over all assets (including Babylon Inc,’s shares in Babylon Healthcare Inc.)	New York

(f)A copy of all notices, certificates and other documents (including, without limitation, Uniform Commercial Code financing statements and intellectual property security agreements) required to be sent, executed, delivered, or filed,

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as applicable under the supplemental Transaction Security Documents entered into pursuant to paragraph 2(e) above on the date of execution of the relevant supplemental Transaction Security Documents, executed by the applicable Original Obligors.
(g)All share certificates, transfers, stock transfer forms and stock powers or any equivalent of the foregoing duly executed by the relevant Original Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the supplemental Transaction Security Documents entered into pursuant to paragraph 2(e) above, in each case only to the extent that such documents are required to be provided on the date of execution of the relevant supplemental Transaction Security Documents.
(h)A consent letter (in the form acceptable to the Security Agent) executed by the Issuer consenting to the Jersey Registrations.
3.Legal Opinions
The following legal opinions:
(a)A legal opinion of Kirkland & Ellis International LLP, counsel to the Trustee, the Original Bridge Noteholders and the New Bridge Noteholders as to English law, in relation to the enforceability of this Agreement and the Amended and Restated Loan Note Facility Agreement, and the capacity and authority of the Original Obligors to enter into the Transaction Documents, such legal opinion to be in substantially the form distributed to the Trustee, the Original Bridge Noteholders and the New Bridge Noteholders prior to the date of this Agreement.
(b)A legal opinion of Allen & Overy LLP, counsel to Issuer 2 as to New York law, in relation to the enforceability of the Transaction Security Documents governed by New York law, and the capacity and authority of the Original Obligors incorporated under the laws of Delaware to enter into the Transaction Documents, such legal opinion to be in substantially the form distributed to the Trustee, the Original Bridge Noteholders and the New Bridge Noteholders prior to the date of this Agreement.
(c)A legal opinion of Ogier (Jersey) LLP, counsel to the Trustee and the New Bridge Noteholders as to Jersey law, in relation to the enforceability of the Transaction Security Documents governed by Jersey law, such legal opinion to be in substantially the form distributed to the Trustee, the Original Bridge Noteholders and the New Bridge Noteholders prior to the date of this Agreement.
(d)A legal opinion of Walkers (Jersey) LLP, counsel to Issuer 2 as to Jersey law, in relation to the capacity and authority of the Issuer incorporated under the laws of Jersey to enter into the Finance Documents, such legal opinion to be in substantially the form distributed to the Trustee, the Original Bridge Noteholders and the New Bridge Noteholders prior to the date of this Agreement.
4.Other Documents
(a)A copy of the Cashflow Forecast agreed between the Issuer and the Bridge Noteholders for the week ending immediately prior to the Tranche 4 Payment Date.

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(b)Evidence that fee letters relating to the fees of the following professional advisers to the New Bridge Noteholders have been duly executed by the Issuer:
(i)Kirkland & Ellis LLP; and
(ii)PJT Partners.
(c)Evidence that all fees, costs and expenses (other than any professional advisers’ fees that are deducted from the Tranche 5 Commitment Amount Payment pursuant to the fee letters referred to in paragraph (b) above) have been or will be paid within five (5) Business Days of the Second Closing Date.
(d)In respect of each company incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a "Charged Company"), either:
(i)a certificate of an authorised signatory of the Issuer certifying that:
(A)each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and
(B)no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Issuer to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or
(ii)a certificate of an authorised signatory of the Issuer certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.
(e)An agreed form business plan.
(f)A copy of a funds flow statement setting out the sources and uses for the Transaction to be made on or prior to the Tranche 4 Payment Date.

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Schedule 3
Subscription Request
From:    [Issuer]
To:    [    ] as Trustee
Dated: [●]
Dear Sirs
BABYLON HOLDINGS LIMITED – Bridge Loan Notes Facility Agreement
dated [●] 2023 (as amended and restated from time to time) (the Agreement)
1.We refer to the Agreement. This is a Subscription Request (as defined in the Second Subscription Agreement (as defined in the Agreement)). Terms defined in the Agreement and/or the Second Subscription Agreement have the same meaning in this Subscription Request unless given a different meaning in this Subscription Request.
2.We request that Notes are subscribed for on the following terms:
(a)Issuer:    [●]
(b)Proposed [Tranche 4 Payment Date][Tranche 5 Payment Date][Tranche 6 Payment Date]: [●]
(c)Amount: [●]
(d)Interest Period: [●]
(e)Specified Account: []
(f)[Summary of use of proceeds of the Tranche 4 Commitment Amount Payment: to be appended hereto]1
(g)[Summary of use of proceeds of the Tranche 5 Commitment Amount Payment: to be appended hereto]2
3.We confirm that each:
(a)condition specified in Clause 5.1 (Initial Conditions Precedent in respect of the Tranche 4 Commitment Amount Payment) of the Second Subscription Agreement, other than the condition set out in paragraph (d) thereof is or will be satisfied on or before the proposed [Tranche 4 Payment Date][Tranche 5 Payment Date][Tranche 6 Payment Date]; and
(b)pursuant to paragraph 2(a) of the Second Subscription Agreement and Clause [19.3] (OID) of the Agreement, each Noteholder Participant is entitled to deduct an amount equal to its pro rata share of the [Tranche 4 OID Fee][Tranche 5 OID Fee][Tranche 6 OID Fee] from its participation in the Amount set out in paragraph 2(c) above.
The proceeds of this Note should be credited to the Specified Account.
Yours faithfully
1     To be included in Subscription Request for Tranche 5 Notes
2     To be included in Subscription Request for Tranche 6 Notes

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…………………………………
authorised signatory for
[the Issuer]

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Schedule 4
Amended and Restated Loan Note Facility Agreement

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EXECUTION PAGES
Issuer 2

___________________________ For and on behalf of BABYLON GROUP HOLDINGS LIMITED as Issuer Name: Dr. Ali Parsadoust Title: Director

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The New Bridge Noteholders
ALBACORE PARTNERS III INVESTMENT HOLDINGS DESIGNATED ACTIVITY COMPANY
SIGNED on behalf of     )
ALBACORE PARTNERS III INVESTMENT )
HOLDINGS DESIGNATED ACTIVITY     )
COMPANY                 )
and acknowledged for and on behalf of     )
AlbaCore Capital Group ICAV     )
     )
By: ALBACORE CAPITAL LLP     )
as investment manager              )
for and on behalf of AlbaCore Capital Limited )
as AIFM for AlbaCore Partners III Investment )
Holdings Designated Activity Company     )
and AlbaCore Capital Group ICAV     )
     )    William H. Ammons
    Authorised Signatory

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The New Bridge Noteholders
ALBACORE PARTNERS II INVESTMENT HOLDINGS D DESIGNATED ACTIVITY COMPANY
SIGNED on behalf of     )
ALBACORE PARTNERS II INVESTMENT )
HOLDINGS D DESIGNATED ACTIVITY )
COMPANY and acknowledged for and     )
on behalf of AlbaCore Partners II ICAV     )
                     )
By: ALBACORE CAPITAL LLP as     )
investment manager for and on behalf of     )
AlbaCore Capital Limited as AIFM for )
AlbaCore Partners II Investment Holdings D )
Designated Activity Company and     )
AlbaCore Partners II ICAV    )    William H. Ammons
    Authorised Signatory

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The New Bridge Noteholders
ALBACORE STRATEGIC INVESTMENTS LP
SIGNED on behalf of    )
ALBACORE STRATEGIC    )
INVESTMENTS LP    )
acting by its Investment Manager    )
ALBACORE CAPITAL LLP    )    William H. Ammons
    Authorised Signatory

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The New Bridge Noteholders
VITALITY (IRELAND) FINANCING DESIGNATED ACTIVITY COMPANY

SIGNED for and on behalf of     )
VITALITY (IRELAND) FINANCING    )
DESIGNATED ACTIVITY COMPANY    )
acting by its Investment Manager    )
ALBACORE CAPITAL LLP    )    William H. Ammons
    Authorised Signatory

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The Trustee

_________________________________ for and on behalf of KROLL TRUSTEE SERVICES LIMITED
Name: Sajdah Afzal
Title: Authorised Signatory

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